Exhibit 10.12

                                OPTION AGREEMENT

      THIS OPTION AGREEMENT ("Option") is entered into effective the 1st day of July 2002, by and between Walter W. Grieves ("Optionee") and NewBridge Capital, Inc., a Nevada corporation (the "Company").

     WHEREAS, the Company has agreed to issue to Optionee options to purchase shares of its $.001 par value common stock (the "Common Stock") in connection with the Agreement for services provided by Optionee through the date hereof, a copy of which is attached hereto and incorporated by reference herein (the "Fee Agreement"); and,

      WHEREAS, to induce Optionee to execute the Fee Agreement, the Company hereby grants Optionee an option to purchase shares of the Company's Common Stock, subject to the terms and conditions set forth below.

      NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, Optionee and the Company agree as follows:

1.    The Option

      The Company hereby grants to Optionee the option to acquire One Million (1,000,000) shares of the Company's Common Stock (the "Option Shares"), at a purchase price as follows:

      Two Hundred Fifty Thousand (250,000) shares exercisable at $.05 per share, Two Hundred Fifty Thousand (250,000) shares exercisable at $.15 per share, Two Hundred Fifty Thousand (250,000) shares exercisable at $.30 per share, Two Hundred Fifty Thousand (250,000) shares exercisable at $.45 per share.

2.    Term and Exercise of Option

      A) Term of Option. Subject to the terms of this Option, Optionee shall have the right to exercise the Option in whole or in part, until the fifth (5th) anniversary of Optionee's execution hereof.

      B) Exercise of the Option. The Option may be exercised either in full or in part and from time to time by Optionee upon written notice to the Company setting out the number of Option Shares to be purchased accompanied by payment of the applicable portion of the Option Price.

      C) Issuance of Option Shares. Upon receipt of notice of exercise and payment of the Option Price, the Company shall immediately cause the delivery of the Option Shares so purchased to Optionee, or in such name or names as Optionee may designate. In the event the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the date of expiration hereof, the remaining Option Shares shall continue to be subject to adjustment as set forth in paragraph 3 hereof.

3.    Adjustment of Option Shares

      The number of Option Shares purchasable pursuant to this Option shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      A) Adjustment for Recapitalization. In the event the Company shall (a) subdivide its outstanding shares of Common Stock, or (b) issue or convert by a reclassification or recapitalization of its shares of Common Stock into, for, or with other securities (a "Recapitalization"), the number of Option Shares purchasable hereunder immediately following such Recapitalization shall be adjusted so that Optionee shall be entitled to receive the kind and number of Option Shares or other securities of the Company measured as a percentage of the current issued and outstanding shares of Company's Common Stock as of the date hereof, which it would have been entitled to receive had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph shall be calculated and also take into account the formula set forth in paragraph 3.B. below.

      B) Preservation of Purchase Rights Under Consolidation. Subject to paragraph 3.A. above, in case of any Recapitalization or any other consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall prior to the closing of such transaction, cause such successor or purchasing corporation, as the case may be, to acknowledge and accept responsibility for the Company's obligations hereunder and to grant Optionee the right thereafter upon payment of the Option Price to purchase the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

      C) Notice of Adjustment. Whenever the number of Option Shares purchasable hereunder is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to Optionee notice of such adjustment or adjustments, and shall deliver to Optionee setting forth the adjusted number of Option Shares purchasable and a brief statement of the facts requiring such adjustment, including the computation by which such adjustment was made.

4.    Assignment

      The rights represented by this Option may only be assigned or transferred by Optionee to an affiliate or retirement plan, or to a trust if effected as the result of estate planning. For the purpose of this Option, the term "affiliate" shall be defined as a family member or an enterprise that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of Optionee; otherwise, this Option and the rights hereunder shall not be assigned by either party hereto.

5.    Counterparts

      This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

6.    Further Documentation

      Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to affect the transaction, or otherwise to carry out the intent and purposes of this Option.

7.    Notices

      All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

            To Optionee:        Walter W. Grieves
                                24 Corporate Plaza #100
                                Newport Beach, California 92660
                                Telephone: 949 760 9737
                                Facsimile: 949 717 0613

            To the Company:     NewBridge Capital, Inc.
                                24 Corporate Plaza, Suite 100
                                Newport Beach, California 92660
                                Telephone: 949 717 0626
                                Facsimile: 949 717 0613
8.    Governing Law

      This Option was negotiated, and shall be governed by the laws of California, County of Orange notwithstanding any conflict-of-law provision to the contrary.

9.    Entire Option

      This Option sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

10.   Severability

      If a court of competent jurisdiction determines that any clause or provision of this Option is invalid, illegal or unenforceable, the other clauses and provisions of the Option shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited, so that they shall remain in effect to the extent permissible by law.

11.   Headings

      The section and subsection headings in this Option are inserted for convenience only and shall not effect in any way the meaning or interpretation of this Option.

      IN WITNESS WHEREOF, the parties have executed this Option the day and year first written above.
                                   "Optionee"

                                   /s/ Walter G. Grieves
                                   ------------------------------------------
                                       Walter W. Grieves


                                   The "Company"

                                   NewBridge Capital, Inc.
                                   a Nevada corporation


                                   By: /s/ Fred G. Luke
                                   -----------------------------------------
                                   Name:   Fred G. Luke
                                   Title:  President